As filed with the Securities and Exchange Commission on
________, 1999
                                             Reg. No. 333-72475
=================================================================
                          =============

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                    -------------------------
                 POST-EFFECTIVE AMENDMENT NO. 2
                               TO
                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                    -------------------------
                         PCC GROUP, INC.
       (Exact name of issuer as specified in its charter)

     California                                       95-3815164
(State or other jurisdiction of                   (I.R.S.
Employer                                     incorporation or organization)
                                             Identification No.)

                     163 University Parkway
                    Pomona, California 91768
            (Address of principal executive offices)
                    -------------------------
                CERTAIN COMPENSATORY STOCK GRANT
                    (Full title of the plans)
                    -------------------------
                            Jack Wen
                     Chief Executive Officer
                         PCC Group, Inc.
                     163 University Parkway
                    Pomona, California 91768
             (Name and address of agent for service)
                         (909) 869-6133
  (Telephone number, including area code, of agent for service)

                            Copy to:
                       Istvan Benko, Esq.
                        Stuart Teng, Esq.
              Troy & Gould Professional Corporation
               1801 Century Park East, Suite 1600
                  Los Angeles, California 90067
                         (310) 553-4441

==============================================================================
     Under this Registration Statement, a total of 20,000 shares of Registrant's $.01 par value common stock was registered for sale pursuant to a compensatory agreement. The compensatory agreement has been cancelled. A total of 5,000 shares were issued pursuant to the agreement prior to its cancellation.

     In accordance with Registrant's undertaking contained in this Registration Statement, Registrant hereby deregisters the 15,000 shares of common stock that remain unsold under this Registration Statement.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pomona, State of California, on the 07th day of June 1999.

                              PCC GROUP, INC.

             BY: /s/ Jack Wen
                              --------------------------------
                              Jack Wen, Chief Executive Officer